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Exhibit 10.1

SOFTWARE CUSTOMIZATION AND DEVELOPMENT AGREEMENT

        THIS SOFTWARE CUSTOMIZATION AND DEVELOPMENT AGREEMENT ("Agreement") is made as of January 10, 2003 ("Effective Date") by and between Network Printing Solutions Ltd., ("NPS"), located at IBEX House, 162-164 Arthur Road, Wimbledon Park, London SW19 8AQ, England and Danka Office Imaging Company, ("Danka"), located at 11201 Danka Circle North, St. Petersburg, FL 33716, together ("the parties").

RECITALS

        WHEREAS, NPS manufacturers, customizes, licenses and distributes its proprietary software products, develops and distributes private label proprietary software products and provides associated technical support which Danka desires to acquire; and

        WHEREAS, NPS desires to supply and license its Proprietary software products to Danka, develop Danka private label software Proprietary to Danka and provide related technical support to Danka.

        NOWTHEREFORE, in consideration of their mutual promises set forth below and other valuable consideration, the parties agree as follows:

        1.    Scope of Agreement.    This Agreement sets forth the parties obligations and benefits relative to NPS's customization, licensing, and delivery of specific NPS products to Danka in accordance with Danka's documented customization specifications. In addition, NPS will develop and deliver private branded Danka proprietary software, which will belong Exclusively to Danka for "Danka Dashboard" according to Danka's specifications. NPS will also provide associated training, technical support, software maintenance and licensing functions.

        1.1    Term.    This Agreement shall become effective upon the date of the last party to sign ("Effective Date") and shall terminate three (3) years thereafter ("Initial Term"). Following the Initial Term, and provided this Agreement has not been terminated as otherwise permitted herein, NPS agrees to negotiate with Danka by providing Danka the right of first refusal as NPS's exclusive worldwide distributor of the Customized and Developed Software as specified in section 2.1 of this agreement. In the event the parties agree to renew this Agreement for subsequent terms, such terms will be successive one (1) year renewal terms until such time as this Agreement is terminated as permitted herein by either party upon thirty (30) calendar days written notice to the other party.

        1.2    Definitions.    As used in this Agreement, the following terms shall have the following meanings:

  a.
  "Customized Software" means those existing NPS Products, as identified in Section 2.1 customized to Danka's specifications and made available Exclusively to Danka hereunder. Please refer to Exhibit A and Section 2.1 for additional Information

  b.
  "Developed Software" means the "Danka Dashboard" software NPS will develop solely for Danka in accordance with Danka's specifications which shall belong Exclusively and be Proprietary to Danka.

  c.
  "Exclusive" means that Danka will be the only recipient of The Product(s) and/or be the sole worldwide distributor hereunder.

  d.
  "The Product(s)" means both the Customized Software and Developed Software identified herein provided to Danka by NPS according to Danka's specifications set forth in Exhibit A.

  e.
  "Proprietary" means that the ownership rights and benefits of software belong to one party.

  f.
  "Specifications" means Danka's designated specifications for The Products to be used to create the Customized Software and used to develop the Developed Software. Specifications may be supplemented or amended by Danka during the term of this Agreement.

  g.
  "Territory" shall mean worldwide.

  h.
  "Transfer Cost" means the amount Danka pays to NPS for The Product(s) hereunder.

  i.
  "Danka Print Manager "DPM" is a Danka branded product which is exclusive to Danka. Danka Print Manager (DPM) is a subset and a derivative of NPS's software product JAS Print Solutions, where JAS Print Solutions is the exclusive property of Network Printing Solutions. Network Printing Solutions has given permission to use JAS Print Solutions as the bases and platform for the Danka product "Danka Print Manager (DPM)"

  j.
  " Exhibits " Some items under the exhibits refer to the technical specifications of the parent product JAS Print Solutions and hence may not fall into the definition of customized software

        1.3    Independent Contractors.    Neither party shall, for any purpose, be deemed to be an agent of the other party and the relationship between the parties shall only be that of independent contractors. Nothing included in this Agreement shall create or be deemed to create a joint venture, partnership, or a relationship of principal and agent, or employer and employee between the parties.

        1.4    No Other Terms and Conditions.    The parties acknowledge and agree that this Agreement will supercede the previous Letter of Intent executed by the parties in July of 2002. In addition, this Agreement will be considered the complete understanding between the parties on the subject matter herein and hereby supercedes any previous written or oral agreements. Exhibit A and Exhibit B, attached hereto, are incorporated into and made part of this Agreement by this reference.

        1.5    Termination.    This Agreement may be terminated by for any reason upon sixty (60) days written notice to NPS. In the event Danka terminates voluntarily, without cause, prior to the expiration of the Initial Term, and provided NPS in not in breach of this Agreement, Danka will be obligated to pay NPS for all Product(s), Customized Software and/or Developed Software delivered and accepted by Danka prior to the date of termination. In the event NPS voluntarily terminates without cause prior to the expiration of the Initial Term of this Agreement, and providing Danka is not in breach of this Agreement, NPS will be obligated to deliver all Product(s) for which they have received a purchase order and complete all Customized and Developed Software delivery. In addition, either party may terminate this Agreement upon sixty (60) days written notice to the other party in the event the other party fails to cure a material breach of a material term of this Agreement for which they have received notice. Such notice must specify the other party's breach of this Agreement. If the breach remains uncured at the end of such sixty (60) day notice and cure period, the non-breaching party may terminate this Agreement immediately. Either party may terminate this Agreement immediately upon written notice in the event of the insolvency or bankruptcy of the other party.

        1.6    Territory and Referrals.    Danka will be considered the Exclusive distributor of The Product(s), as defined in Section 2.1 worldwide. NPS agrees to provide all sales leads for The Product(s) to Danka and provide Danka the right of first refusal to pursue such leads, provided however, that if Danka elects not to or fails, for any reason, to pursue such lead within thirty () fourteen (14)days following the date of receipt of the referral by Danka, then NPS shall be entitled to pursue such lead directly or referring such lead to another NPS distributor in which case such lead shall be released from Danka's Exclusivity rights hereunder. Danka may utilize its own direct sales force and/or any third party agent or sales channels in distribution of The Product(s).

        1.7.    Sales Review and Forecasting.    (The parties will jointly evaluate Danka's sales achievement on a quarterly basis during the first year of the term of this Agreement. Thereafter, the parties will jointly review The Product(s) market potential and mutually agree on appropriate sales forecasts on an annual basis.

        1.8    Promotional Activities.    In the event Danka elects to participate in industry trade shows, NPS agrees to participate in a maximum of one (1) such trade show and will send an appropriate number of NPS representative(s).at NPS's sole expense upon the request of Danka. Additional trade show participation by NPS will be negotiated on an individual case basis.

2.     NPS PRODUCTS AND CUSTOMIZED SOFTWARE.

        2.1    NPS Products and Customized Software.    NPS agrees that the following NPS software products will be customized in accordance with Danka's specifications as set forth in Exhibit A:

  a.
  Print Manager Print User Administration

  b.
  Print Manager Print Devise Administration

  c.
  Print Manager Traffic Cop (Integrated Version)

  d.
  Print Manager Traffic Cop Lite (Refer to Exhibit D)

  e.
  Print Manager Auto Client Pop Up

  f.
  Print Manager Reports

  g.
  Print Manager Control Service (Copy Auditing)

  h.
  Print Manager Submit (refer to Exhibit E)

  i.
  Print Manager Asset Manager

  j.
  Print Manager Cashier

  k.
  Confidential Print Manager (follow me printing)

        2.2    Developed Software.    NPS will develop a software product referred to as "Danka Dashboard Print Manager". The Developed Software will be Proprietary to Danka and be developed in accordance with Danka Specifications set forth in Exhibit A.

        2.3    NPS Training, Technical Support and Maintenance.

  a.
  Training.    NPS will provide training at Danka's St. Petersburg, Florida facility as required and as requested by Danka. In addition, regional training for Danka personnel will be supplied to Danka by NPS at NPS's and Danka's joint expense at locations requested by Danka, prior to training commitment both parties will agree on when it will take place where it will take place and agree on how total costs will be paid. All training materials including, but not limited to, electronic manuals and electronic reference materials will be provided to Danka at least thirty (30) days prior to Danka's launch of The Product(s). All training materials will be branded by NPS with "Danka @ the Desktop" identification according to Danka's branding specifications as set forth in Exhibit A. Training material development and initial round of publishing will be the responsibility of NPS

  b.
  Technical Support.    NPS will provide a minimum of one (1) full time Technical Support Representative (TSR). The TSR will be fully competent in all marketing and technical aspects of The Product(s) provided hereunder and the entire NPS product /service line and will provide third level technical support required by Danka. NPS agrees to increase TSR resources at NPS's expense based upon Danka's sales achievements, in the event business demands so require. NPS agrees to provide Product(s) maintenance and support of Danka Print Manager and the related NPS Customized software at no cost to Danka. NPS has the right to terminate maintenance and support for a specific discontinued NPS product software only upon six (6) months advance written notice to Danka of such discontinuance, Technical support from NPS will include the following:

    i.)
    A static NPS help desk phone number and support email address will be provided to Danka.

    ii.)
    All support phone calls from Danka's Tiger Team or Digital Solutions Center will be responded to by NPS within three (3) hours.

    iii.)
    All email inquiries from Danka will be responded to within twenty-four (24) hours.

    iv.)
    NPS will provide an escalation path to Danka that outlines the responsibilities of NPS support resources including contact information.

        2.4.    Software Upgrades.    NPS agrees to use best efforts to continually update The Products by incorporating upgrades consistent with market and customer requirements. NPS will make any new Product(s) upgrades and features associated to the products outlined in section 2.1 available to Danka upon first availability. Danka will have the right of first refusal as NPS's prefered distributor, for any such new Products or features prior to such Product and/or feature being offered to other NPS distributors in the Territory. NPS agrees to provide Product(s) maintenance and support for the last two versions of the related NPS software product, at no cost to Danka. NPS has the right to terminate maintenance and support for a specific discontinued NPS product software only upon six (6) months advance written notice to Danka of such discontinuance. In the event NPS releases a new general upgrade at any time during the term of this Agreement, NPS will apply such upgrade to Danka's Customized Software at no cost to Danka. NPS will be responsible for electronic distribution of the latest Customized Software version to Danka customers within thirty (30) days of the release of any upgrade.

        2.5.    Danka Print Manager Retrofits.    NPS agrees to provide Danka, at no cost to Danka, all retrofits and modifications required for regulatory compliance, reliability, safety and performance changes to The Product(s), as may be ordered by regulatory agencies with competent jurisdiction and/or developed by NPS and made available to NPS customers from time to time. In addition, all related technical documentation required for installation and use of The Product(s) will be provided to Danka upon earliest availability. NPS will provide a master set of such retrofits and modifications to Danka's primary support contact. NPS and Danka's primary support contacts shall mutually agree on the best method of distribution of any retrofits and/or modifications (i.e. email, ftp, CDROM, etc).

        2.6    Intellectual Property.

  a.
  Customized Software.    NPS shall be the sole owner of all intellectual property rights in or relating to the original source code for its original software used to create the Customized Software, including all patents, trademarks, and/or copyrights. All such rights are and will remain the Proprietary property of NPS. Danka represents to NPS that it will not attempt to translate, modify, decompile, disassemble, reverse engineer or attempt to obtain the original source code for the original software or otherwise modify or translate the documentation and that all intellectual property related to or comprising the original software constitutes a proprietary trade secret of NPS.

  b.
  Developed Software.    Danka shall be the sole owner of all intellectual property rights in or relating to the source code as developed by NPS according to Danka specifications for the Developed Software. . NPS agrees to transfer and cause its employees to transfer all such ownership rights to Danka and Danka shall have sole and exclusive ownership of all Danka Proprietary software source code and associated intellectual property including any resulting copyrights, patents, and trademarks, excluding the right to third party dlls and ocx's.

        2.7    Software Escrow Account.    NPS and Danka agree to execute a Source Code Escrow Trust Agreement and NPS agrees to deposit The Product(s) source code and all upgrades, improvements, revisions, enhancements or updates, which relate to the original source code deposit, with a Software Escrow Agent of Danka's choosing, hereafter referred to as the "Trustee", in an escrow account for duration of the Initial and Subsequent terms of this Agreement. Once Danka has nominated a Trustee and the pricing of managing the trustee has been discussed between NPS and Danka , Danka and NPS will agree to pay fifty per cent each of the total costs incurred. "Source Code" means not only the source code as originally deposited, but all revisions, updates, or improvements which relate to the original deposit. The Source Code delivered to the Trustee shall be in a form suitable for reproduction by computer and/or photocopy equipment, and consists of a full source language statement of the program or programs comprising The Product(s) and complete Product(s) maintenance documentation, including all flow charts, schematics and annotations which comprise the pre-coding detailed design specifications and all other materials necessary to allow a reasonably skilled third-party programmer to maintain or enhance The Product(s) without the help of any other person or reference to any other material. It is agreed that only a copy of the Source Code need be deposited with the Trustee and that this Section relates only to such copy in the possession of the Trustee. Nothing in this Section shall be interpreted to deprive NPS of any right, title, or interest in the Source Code. Similarly, however, this Section will be construed to effectuate its major purpose which is to allow Danka continued benefit of The Product(s) software in the event NPS fails or is unable to perform its obligations as stated herein. In the event of a NPS default, Danka will provide written notice to the Trustee of such default. Such notice will identify the nature of the default, the parties and the Source Code with reasonable specificity, and shall demand the delivery of a complete copy of the Source Code to the Danka within five (5) days of such written notice of default. The following will be considered events of default:: 1) NPS is unable to correct any malfunction, defect or nonconformity in The Product(s) preventing The Product(s) from functioning in accordance with the warranties and such failure continues for a period of fifteen (15) calendar days. 2) Any sale, assignment or other transfer by NPS of its rights to or ownership of the Source Code without the prior written consent of Danka. 3) NPS becomes insolvent, makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy. 4) NPS becomes insolvent, makes a general assignment for the benefit of creditors, or files a voluntary petition in bankruptcy.

        2.8    Cooperation.    The parties shall jointly cooperate in a diligent manner in order to meet the needs of customers requiring The Product(s) capabilities prior to general availability.

        2.9    Ordering, Acceptance, Delivery, and Transportation.

  a.
  Ordering and Acceptance.    Danka will order The Product(s) in accordance with the purchase ordering process as shall be established between the parties. Each purchase order will set forth The Product description, The Product quantities, The Product prices, The Product requested delivery date, delivery address and shipping instructions. NPS will provide written notice of purchase order acceptance within three (3) business days of receipt of a purchase order. Any modifications made by NPS to any purchase order must be acknowledged in writing by Danka to be effective. Danka will not be obligated to accept short, incomplete or excess Product quantities unless otherwise set forth herein or as agreed by Danka in writing prior to delivery.

  b.
  Delivery.    For purposes of this Agreement, delivery to Danka will occur when The Product(s) (other than the Print Master Control Station) are received and accepted at Danka's designated shipping location. NPS will use all commercially reasonable efforts to meet the agreed upon delivery date but will not be liable to Danka for failure to meet such dates. Upon receipt of a purchase order from Danka, NPS agrees to immediately download The Product(s) for Danka's immediate use. NPS agrees to deliver The Product(s) to the designated delivery destination within fourteen (14) days of receipt of Danka's purchase order. In cases where

    NPS has advance notice of delayed delivery date, NPS will use best efforts to schedule delivery as close as possible to the original date and advise Danka of the delay and rescheduled date. With prior written agreement from Danka, NPS may make a partial delivery of not less than ten percent (10%) of the total agreed to delivery volume. Risk of loss or damage with respect to The Product(s) will remain with NPS until delivered and accepted as set forth herein. Title to The Product(s) will remain with NPS until Danka's payment is received by NPS. Following such payment, title will transfer to Danka. To ensure functionality, and where required, NPS will provide a software activation key. NPS agrees to maintain an active inventory of 6 of the most popular verions of the Customized Print Master Control Stations NPS will ship the Customized Print Master Control Station within twenty eight (28) days of receipt of Danka's purchase order

  c.
  Transportation.    NPS is responsible for selecting the common carrier and insuring The Product(s) against loss and/or damage and/or to ensure that the common carrier selected by NPS has sufficient insurance coverage for losses, which may occur prior to Danka's acceptance of The Product(s). transportation and Shipping costs will be the responsibility of NPS.

        2.10    Packaging for Shipment.    Unless otherwise agreed in advance, The Products will be packed by NPS as NPS reasonably deems appropriate to minimize risk of loss or damage in transit.

        2.11    Taxes.    Danka shall be responsible for all VAT, sales, use and other similar taxes levied by any governmental or regulatory agency with competent jurisdiction on The Products supplied under this Agreement, unless Danka provides written proof of exemption.

        2.12    Payment.

        Product Prices and Payments.    NPS will issue invoices for The Product(s) ordered at the prices set forth in Exhibit B, delivered and accepted by Danka hereunder. Danka will be required to remit payments in United States dollars by draft of bank transfer for undisputed amounts within thirty (30) calendar days of the date of invoice, which shall be no earlier than the date of shipment by NPS. A late charge of one and one-half percent (1.5%) monthly shall apply to undisputed amounts not received by the forty-fifth (45th) calendar day from the date of invoice. NPS and Danka reserve the rights to modify price list on a quarterly bases in order to keep the product offering competitive in the market place.

  a.
  Customized Software and Development Software Payment.    Danka will pay NPS a total of two hundred thousand dollars ($200,000.00) for the Danka Print Manager Products set forth in Section 2.1 and for the Development Software as set forth in Section 2.2. The parties acknowledge and agree that Danka has prepaid one hundred thousand dollars ($100,000.00) of such total amount as a prepayment in furtherance of rapid customization and development as agreed and set forth in the parties Letter of Intent Agreement executed in July of 2002. The remaining balance of one hundred thousand dollars ($100,000.00) shall be paid by Danka to NPS following NPS's delivery and Danka's testing and acceptance of the Customized Software and Developed Software in accordance with Danka's Specifications in three (3) individual Danka customer installation sites and following The Product(s) satisfactory performance for a continuous period of sixty (60) days, the three installation sites specified above may be located in the U.S. or in Europe as agreed by Danka. The parties agree that Failure of NPS to successfully deliver, test and successful software performance in accordance with specifications will eliminate Danka's obligation to pay the remaining one hundred thousand dollars ($100,000.00) and will be considered a material breach of this Agreement entitling Danka to immediately terminate this Agreement without further notice.

3.     SPECIFICATIONS, QUALITY CONTROL AND ACCEPTANCE.

        3.1    Specification Conformity.    All Product(s) delivered by NPS to Danka hereunder will conform in all material respects in accordance with all NPS software performance specifications, Danka's Specifications as set forth in Exhibit A and all applicable federal, state, international and local laws.

        3.2    Specification Changes.    Danka reserves the right to change the Specifications by written notice to NPS. If NPS objects to any Specification change proposed by Danka, then the parties will consult in good faith to resolve their differences.

        3.3    Quality Assurance.    NPS will be responsible for ensuring that the Product(s) meet NPS's internal quality assurance tests and procedures prior to shipment hereunder. Upon request, NPS will provide Danka with written certification by a responsible NPS supervisory employee that the requirements of this Section have been met.

        3.4    Testing and Acceptance.

  a.
  Products Delivery and Acceptance.    Upon delivery of The Product(s) by NPS to Danka, Danka will have sixty (60) business days to conduct testing to ensure Danka Specifications are met. Danka will provide written notice to NPS of any deficiencies or defects within such sixty (60) business days period. NPS will respond to any notice of defects/deficiencies within a five (5) calendar day period and agrees to remedy any defects and/or deficiencies within fifteen (15) days of such notice or such longer period as the parties may mutually agree. In the event the Specifications remain unmet at the end of the cure period, NPS agrees to ship replacement Product(s) immediately. Each instance of remedied Product(s) re-delivery will begin a new sixty (60) business day acceptance cycle. In the event Danka has not provided written notice of any deficiencies and/or defects within the sixty (60) business day period following delivery, The Product(s) will be deemed accepted by Danka. Danka will be charged a fifteen percent (15%) restocking fee based on the Transfer Cost of The Product(s) in the event Danka returns The Product(s) for reasons other than a defect, late delivery or termination of this Agreement due to breach by NPS.

  b.
  Beta Test Circumstances.    Danka may perform, at its sole discretion, an external Beta Test with an existing Danka customer. The implementation of an external Beta Test will extend The Product(s) testing and evaluation period by an additional sixty (60) days. In the case of such external Beta Test, NPS will be required to respond to Danka's written notice of such defect and/or deficiency within five (5) business days of the date of such notice.

4.     SOFTWARE LICENSE.

        Danka is granted a non-exclusive royalty free license for all The Product(s) for the duration of this Agreement to use and further sublicense the right to use The Product(s) purchased hereunder in accordance with this Agreement. Use is also defined to include testing, demonstration and maintenance of The Product(s). Multiple copies of The Products will be provided to Danka as required including copies for each Danka showroom (excluding Print Master Control Stations) . Danka will provide maintenance and licensing services to it's customers selectively for ongoing technical support. For such services Danka will charge customers a percent of the retail cost and will remit to NPS quarterly 50 percent of ongoing support service revenue thereof for NPS support a set forth in Sections 2.3 (b) and 2.4 of this Agreement. .

5.     PRODUCT WARRANTY, DISCLAIMER AND LIMITATION OF LIABILITY.

        5.1    Products Warranty.    NPS warrants to Danka that The Product(s) provided hereunder will be free from defects in materials and workmanship and will conform in all material respect to the NPS specifications and Danka Specifications for a period of one hundred twenty (120) days from the date of delivery thereof, provided The Product(s) in question have been used in accordance with ordinary industry practices and conditions. NPS represents and warrants to Danka that NPS has full and exclusive right to grant all licenses and rights granted herein, that The Product(s) have not been published or disclosed under circumstances that have caused loss of copyright or trade secret status therein and that The Product(s) do not infringe any copyright or other proprietary rights (including trade secrets) of any third party. NPS represents and warrants that no claim, regardless of whether embodied in an action past or present, or infringement of any patent, copyright, trademark, or other intellectual property right, has been made or is pending against NPS or any entity from which NPS has obtained such rights relative to The Product(s). NPS represents and warrants to Danka that The Product(s) delivered hereunder have been or shall be prepared by NPS with due diligence and the required skill, that The Product(s) will function on the machines and with operating systems for which they are designed and will perform according to NPS specifications and Danka Specifications.

        NPS DOES NOT WARRANT THAT THE OPERATION OF THE PRODUCT(S) WILL BE UNINTERRUPTED OR ERROR FREE. NPS GRANTS NO OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE STATED HEREIN, NPS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND WARRANTIES OF PERFORMANCE, ANY WARRANTY THAT MIGHT OTHERWISE ARISE FROM COURSE OF DEALING OR USAGE OF TRADE, AND NO WARRANTY IS EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE USE OF THE PRODUCT(S).

        5.2    Remedies.    In the event that the Product(s) do not comply with the warranty set out in Section 5.1 and if such non-conforming Product(s) are returned to NPS within the stated warranty period by Danka freight prepaid, NPS will replace such non-conforming Product(s), within the timeframe set forth herein, at no additional charge to Danka; the replaced Product(s) will be returned to Danka, freight prepaid. No restocking fees will be billed in such circumstances.

        5.3    LIMITATION OF LIABILITY.    EXCEPT AS OTHERWISE PROVIDED IN SECTION 6, NEITHER PARTY SHALL IN ANY EVENT BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THE SALE OR USE OF THE PRODUCTS, WHETHER OR NOT THE OTHER PARTY HAS ADVANCE NOTICE OF THE POSSIBILITY OF SUCH DAMAGES INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, LOSS OF BUSINESS, LOSS OF BUSINESS OPPORTUNITY, LOSS OF DATA, OR DAMAGE TO REPUTATION. NOTHING CONTAINED HEREIN SHALL BE CONSTRUED TO CREATE ANY RIGHTS WHATSOEVER, BY ANY PARTY HERETO TO ANY PERSON WHO IS NOT A PARTY HERETO, INCLUDING WITHOUT LIMITATION, ANY LIABILITY TO ANY CUSTOMER OF ANY PARTY HERETO FOR LOSS OF DATA OR DAMAGE ARISING OUT OF THE USE OF THE PRODUCTS. IF EITHER PARTY BREACHES ANY PROVISION OF THIS AGREEMENT, SUCH PARTY'S SOLE AND EXCLUSIVE MAXIMUM LIABILITY, WHETHER BASED IN CONTRACT, TORT, OR OTHERWISE, SHALL BE THE REPLACEMENT OF THE PRODUCT(S) OR A FULL REFUND OF ALL PAYMENTS MADE FOR THE PRODUCTS PROVIDED HEREUNDER.

6.     INDEMNIFICATION.

        NPS shall indemnify, defend and hold harmless Danka, its parents, subsidiaries, affiliates, directors, officers, employees, agents, representatives and assigns, against all claims, liabilities and expenses (including reasonable attorney fees and costs), to the extent, and only to the extent, that such claims, liabilities and expenses relate to or arise out of any claim that the use by Danka of The Product(s) and/or the intellectual property associated with The Product(s) (a) infringes, misappropriates or otherwise violates the rights of any third party, including without limitation, any patent, copyright, trademark, trade secret or other intellectual property right; and/or (b) The Product(s) breach any representation or warranty made by NPS. In case of a threatened claim and/or a final court awarded injunction enjoining Danka's use of The Product(s), NPS will either, at Danka's election (a) replace The Product(s) with a non-infringing equivalent satisfactory to Danka; or (b) obtain a license for continued use of The Product(s) by Danka; or (c) modify The Product(s) so as to render them non-infringing but still in conformity with all NPS specifications and Danka Specifications ; or (d) accept the return of infringing Product(s) and refund all Danka payments made to date for such returned Product(s) plus the costs of shipping and handling. NPS further agrees to submit to personal jurisdiction in any forum in which Danka may be sued on any claim subject to indemnification.

        THE FOREGOING STATES THE ENTIRE LIABILITY OF SUPPLIER AND THE EXCLUSIVE REMEDY FOR DANKA RELATING TO INFRINGEMENT OR CLAIMS OF INFRINGEMENT OF ANY COPYRIGHT OR OTHER PROPRIETARY RIGHT BY THE PRODUCTS.

7.     PROPRIETARY INFORMATION AND NON-SOLICITATION

        7.1    Protection of Proprietary Information.    The parties agree to conform to the terms of the Confidential Information Agreement attached hereto as Exhibit C and made part of this Agreement.

        7.2    Survival.    The covenants of the Confidential Information Agreement shall survive, and continue and be maintained from the Effective Date hereof until two (2) years after termination or expiration of this Agreement.

        7.3    Non-Solicitation of Employees.    Neither party will knowingly solicit employees from the other party for a minimum six (6) month period after the termination or expiration of this Agreement. Neither party will knowingly hire an employee following such employees departure, termination or resignation from the other party for a minimum period of six (6) months following such departure, termination or resignation.

8.     MISCELLANEOUS.

        8.1    Successors and Assigns.    The rights and obligations of either party shall not be transferred without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. All obligations of the parties herein shall be binding upon their respective successors or assigns.

        8.2    Choice of Laws.    This Agreement shall be governed by, and its terms shall be construed in accordance with, the laws of the State of Florida, USA.

        8.3    Waiver.    No waiver or breach of any term or condition of this Agreement shall operate as a waiver of any other breach of such term or condition, or of any other term or condition, nor shall any failure to enforce any provisions hereunder operate as a waiver of such provision or any other provision hereunder.

        8.4    Severability.    In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, except in those instances where removal or elimination of such invalid, illegal, or unenforceable provision or provisions would result in a failure of consideration under this Agreement, such invalidity, illegality or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

        8.5    Notices.    All notices hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, one day after delivery to a nationally recognized overnight delivery service, charges prepaid, three days after being sent by registered or certified mail, postage prepaid, to the parties at their respective addresses set forth above and:

  If to Danka,

    Mr. Mike Howard
    Senior Vice President
    Danka Office Imaging Company
    11201 Danka Circle North
    St. Petersburg, Fl 33716

  Copy to:        General Counsel (same address)

  If to NPS,

    Mr. Peter O'Farrelly
    Sales Director
    Network Printing Solutions Limited
    Ibex House
    162-164 Arthur Road
    London SW19 8AQ
    England

or to such other address as any party shall have specified by notice to the other in accordance with this Section.

        8.6    Headings.    Headings used in this Agreement are for the purpose of reference only and are not to be considered in construction or interpretation of this Agreement.

        8.7    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized representatives the day and year first set forth above:

Network Printing Solutions Ltd.		Danka Office Imaging Company
Signature 1:		Signature:

Printed Name:	Peter O'Farrelly	Printed Name:	Michael K. Howard
Title:	Sales Director	Title:	SVP US Professional Services
Date:		Date:

Signature 2:

Printed Name:	Peter Drysdale
Title:

Date:

Exhibit A

    1.
    Customized Software
    Specifications for Danka
    Version of JAS Print Solutions

    2.
    Developed Software
    Specifications for the "Danka
    @ the Desktop Dashboard"

    3.
    Danka @ the Desktop
    Branding Specifications

Table of Contents

1.	Customized Software Specifications for Danka Version of JAS Print Solutions	13
2.	Developed Software Specifications for the "Danka @ the Desktop Dashboard"
3.	Danka @ the Desktop Branding Specifications

1.     Customized Software Specifications for Danka Version of JAS Print Solutions

1.
NPS shall immediately resolve all known bugs and functionality deficits in JAS Print Solutions.

a.
NPS will resolve all known and open issues related to the operation and functionality of the JAS Print product including but not limited to:

b.
The JAS DRM screen has features that are not supported on the 9110, such as 3 Left and Z-folding.

c.
JAS Print does not support tabloid paper size, A3 is the default and the application does not register the charges for a tabloid selection.

2.
NPS shall label the JAS Print product "Danka Print Manager".

a.
Danka Print Manager will appear in the Title Bar of every window in the JAS Print suite. Additionally, Danka Print Manager (and provided graphic) will appear in the "About" dialog box. Any splash screens shall refer to Danka Print Manager.

b.
All JAS Print Control Stations delivered to Danka shall be labeled/branded as Danka Print Manager.

3.
NPS shall ensure that the JAS Print interface adheres to Windows visual/interface standards including the look and feel of the windows, Menu, Toolbar, and Keyboard Shortcuts.

a.
Danka requires that JAS Print Solutions conforms to the standard Microsoft Windows visual standard. This includes a standard menu bar across the top of each window that adheres to Microsoft standards (starts with the "File" menu on the left and ends with the "Help" menu on the right). Each menu item should have pull down options for commands.

b.
Danka requires a standard toolbar with icons for commands, standard ctrl-"x" keyboard shortcuts for high usage commands, and the use of toolbar buttons where appropriate (e.g. new user, refresh).

c.
Danka requires a standard Windows wizard-based installation. The wizard should contain options for Typical, Complete, or Custom installation and allow for the selection of an installation directory. The wizard should have an option to install all of the resources for an NT installation, or all of the resources for a Novell installation. There should also be the ability to select Custom to install individual applications like the 9110 or Control Station modules. There should be an assisted install that queries the user on the network configuration and JAS Functionality and installs the appropriate products.

d.
The Microsoft Windows visual standards have been attached as an addendum to this document. NPS should use this set of information as a reference and adhere as closely as possible to the guidelines as stated by Microsoft.

4.
NPS shall redesign the Danka Print Manager Application User Interface.

a.
NPS shall integrate the various modules of JAS Print into a single Windows application. The Danka Print Manager will be accessed through a single icon on the user desktop and/or Start Menu. The Danka Print Manager application will then provide access to the various sub-modules currently included in JAS Print Solutions. Danka and NPS will jointly develop the best practice to accomplish this task, which may include the use of a Window with tabs for each function, or a task bar that contains controls to launch the sub functions of JAS.

5.
NPS shall include the addition of Danka Asset Management features.

a.
NPS shall add the features and functionality required to support Asset Management. Asset Management information should be input in the JAS Device Administration tool. Information input to the Asset Management fields will be accessible via standard JAS Print reports. Asset Management data entry fields will include:

i.
Asset number

ii.
Serial number

iii.
Asset type

iv.
Manufacturer

v.
Model

vi.
Accessories

vii.
Asset description

viii.
Asset location

ix.
Asset cost

x.
Lease term

xi.
Asset depreciation rate

xii.
Installation date

xiii.
Estimated asset removal date

xiv.
Asset trade-in value (calculated field)

xv.
Annual maintenance costs

xvi.
Toner cost

xvii.
Developer cost

xviii.
Drum cost

xix.
Other supply cost

xx.
Assigned monthly volume

6.
NPS shall provide the ability to customize pricing by groups and device.

a.
Danka requires the ability to independently control charges (allocate costs) by different groups and devices based on independent criteria.

7.
NPS shall provide the ability to create custom Media sizes and types.

a.
Danka requires the ability to select the appropriate paper size and media type for the job. The ability to assign a cost for multiple paper sizes (beyond those currently included) must be addressed. Danka requires the ability to create a type, such as letterhead, transparency, or card stock to charge the user the appropriate amount for the paper size and media used.

8.
NPS shall provide the ability to override the JAS Control Station II.

a.
Danka requires the ability to override the Control Station using a mechanical switch (physical key) if the Control Station or JAS Print server fails.

9.
NPS shall provide the functionality to track all new desktop printer installations automatically.

a.
Danka requires the ability to pick up all new desktop printer installations (LPT1 and LPR) from JAS Tracker and have the devices automatically added to the desktop tracking functionality.

10.
NPS shall include functionality for a customizable .ini file for saving user preferences.

a.
Danka requires the ability to save configuration information specific to the customer in an .ini file. This includes pop-up messages for JAS Tracker, additional paper types, units of measure (letter vs. A-4) and display names for fields.

11.
NPS shall provide standard templates (pricing files) for equipment/cost models.

a.
Danka requires a set of templates/pre-populated pricing and configuration files that have information regarding the cost/configuration model for each device. This will enable Danka to add multiple devices of the same type without having to create a separate device (under Add Device) for each.

12.
NPS shall provide functionality for an Installation Wizard that performs the setup of print queues on server.

a.
The Wizard will create the new ports and shift the printers over automatically for both initial installation and subsequent printer additions.

13.
NPS shall improve the functionality related to adding users to the JAS Print User Administration module including ability to cleanly import users from the domain.

a.
Danka requires the ability to import users from the domain without incorrectly importing machines and administrative entities.

14.
NPS shall provide an error/event log file at the server level showing and recording all errors.

a.
Danka requires a viewable log for displaying all of the errors associated with the software over a period of time. The log file should have the ability to be enabled/disabled.

15.
NPS shall include functionality to interface with various vending solutions (e.g. Diebold).

a.
Danka requires the ability to integrate into existing cash/debit environments.

16.
NPS shall Danka brand all report templates.

a.
Danka requires that the reports be in a standardized Danka format (to be provided by Danka).

17.
NPS shall make all JAS Print reports web enabled.

a.
Danka requires the ability to generate web based (HTML or asp) reports.

18.
NPS shall provide accurate and detailed documentation.

a.
NPS shall substantially improve the JAS Print documentation and make specific changes in accordance to the Danka Print Manager specifications. Key JAS Print functions should be separated out into distinct documents or sections. The instruction manuals should be structured in the order required for a correct installation and the commands should be accurate and up to date for each platform.

b.
Danka requires current and accurate manuals for Administrators and Users as separate guides. This would allow the relevant information sources to be available to the appropriate JAS customers. A list of Frequently Asked Questions (FAQ) in the Appendix would also be extremely useful for answering common problems.

  c.
  Documentation for distributing and installing JAS Tracker.exe over a network and into customer profiles shall be included in the documentation.

  d.
  Documentation is required regarding the support for Novell NetWare and Apple Macintosh environment installations.

  e.
  Release notes and known issues shall be included with each release of the Danka Print Manager product.

19.
NPS shall provide a help tool that has an index and searchable text.

a.
Danka requires a help option that has an index option and a searchable text input field. The help file should be in standard Microsoft Windows Help file format.

EXHIBIT B

Product Description	Also Includes	Vendor Price	Mark up	NPS CD Part No.
DPM Print Lite V3.0	Auditing of 20 non concurrent users		Mark up of 40%
Small Business/ Departmental Auditing	Auditing of 10 print devices
	Auditing of 2 Multifunction Print Devices
	DPM Reports
Includes Domain authentication	DPM Roam *			NPS2008A
*Requires DPM Control Stations	DPM Copy *	$895.00	$1,490.00
	DPM AutoClient Pop up
DPM Single Server Edition	DPM Auditing Server		Mark up of 50%
Version 3.0	DPM Device Administrator
	DPM Reports
	DPM AutoClient Pop up
	DPM SNMP Manager
	DPM Roam*
	DPM Copy *
*Requires DPM Control Stations	DPM Cashier	$3,500.00	$7,000.00
DPM Enterprise Edition	DPM Auditing Server		Mark up of 50%
Version 3.0	DPM Device Administrator
	DPM Reports
	DPM AutoClient Pop up
	DPM SNMP Manager
	DPM Roam*
	DPM Copy *
*Requires DPM Control Stations	DPM Cashier	$5,000.00	$10,000.00
Additional Print Servers	Price per print server	$1,500.00	$2,500.00
	Contact NPS for concessions on volume purchases
DPM Control Station Hardware	Swipe Card,Copier Interface Cable, Network Connectivity	$795.00	$1,325.00	NPS120013C
Additional Card Readers	HID Proximity Card Reader Support	$150.00	$250.00
	Note: 6 week delivery time on HID card readers
DRM (Document Rip Manager)	DigiMaster 9110	$2,600.00	$4,333.00	NPS20017C
DRM Desk Top(Must Purchase JASPrint)	1 to 50	$695.00	$1,158.00	NPS120015C
(1 seat = 1PC with Local Printer)
Supports Parrallel & USB	Site Licence	Contact NPS
DRM Annual Maintenance	Price is equal to 10% of total purchase Price	Minimum of $250.00		NPS120022C
DRM Customization	Price on Application w/a maximum of 15% uplift	Price per job		NPS120023C
Freight Charge	Price on Application			NPS120024C

  Pricing Notification:
  The above pricing is for the first quarter of 2003 only. All pricing will be reviewed at the end of the first quarter of 2003.

  Pricing Notification:
  The above pricing is for the first quarter of 2003 only. All pricing will be reviewed at the end of the first quarter of 2003. Pricing principles will include a 40 % discount from street price as we achieve street price knowledge and experience.

EXHIBIT C

Confidential Information Agreement

        Agreement made between Danka Office Imaging Company including its Affiliates and subsidiaries, with principal office at 11201 Danka Circle North St. Petersburg, Fl 33716 and Network Printing Solutions Limited, including its affiliates and subsidiaries, whose principle address is at Ibex House, 162-164 Arthur Road Wimbledon Park London SW19 8AQ, England. In connection with this software and development agreement, each party intends to disclose certain confidential information to the other party. The purpose of such disclosure is to enable each party (i) to evaluate the proposed business relationship and (ii) to conduct any ensuing business arrangement that is actually conducted by the parties without the benefit of a further agreement governing the treatment of confidential information.

        In consideration of each party making such confidential information available to the other party, the parties hereby agree as follows:

        1.    Definitions.    The following terms shall be defined as follows:

          a)    "Owner" shall mean the party disclosing Proprietary Information (as hereinafter defined) or from whom Proprietary Information was obtained.

          b)    "Recipient" shall mean the party receiving the Proprietary Information.

          c)     "Proprietary Information" shall mean any and all technical, trade secret or business information including, without limitation, financial information, business or marketing strategies or plans, product development, or customer information of the Owner, which is disclosed to the Recipient or is otherwise obtained by the Recipient from the Owner, its affiliates, agents or representatives during the term of the Agreement. With respect to Network Printing Solutions, this information specifically relates to the Job Auditing Server (JAS) product, including its features, capacities, performance, target markets, target market requirements, customers, distribution and support sources, future product strategies, and any other information related thereto.

          d)    "Affiliates" shall mean any incorporated or non-incorporated entity, including partnershipsand joint ventures, in which Danka and NPS , directly or indirectly, has more than a 5% ownership interest.

        2.    Duty not to Disclose.    The Recipient acknowledges and understands that the Proprietary Information is confidential and proprietary, and is of great value and importance to the success of the Owner's business. The Recipient agrees to use its best efforts (the same being not less than that employed to protect its own proprietary information of a similar type) to safeguard the Proprietary Information and to prevent the unauthorized, negligent or inadvertent disclosure thereof. The Recipient shall not, without the prior written approval of an officer of the Owner, directly or indirectly, disclose the Proprietary Information to any person or business entity except for a limited number of employees on a need-to-know basis. The Recipient shall promptly notify the Owner in writing of any unauthorized, negligent or inadvertent disclosure of Proprietary Information of the Owner. The Recipient shall be liable under this agreement to the Owner for any disclosure in violation of this Confidentiality Agreement by it or its Affiliates' employees or agents.

        3.    Duty to Return.    The Recipient shall, upon completion or other termination of discussions with respect to the Proprietary Information, or upon termination of this agreement, or upon demand by the Owner, whichever is earlier, promptly: (a) return to the Owner any and all Proprietary Information in tangible form together with all copies or reproductions thereof whether kept on digital or any other media what's so ever , electronic or other ; and (b) destroy any notes, memoranda or other documents or media concerning the Proprietary Information and provide a certificate from an officer of Recipient certifying to Owner that such items have been destroyed.

        4.    Remedies.    The Recipient acknowledges and understands that the use or disclosure of the Proprietary Information in any manner inconsistent with this agreement will cause the Owner irreparable damage. The Owner shall have the right to (a) equitable and injunctive relief to prevent such unauthorized, negligent or inadvertent use or disclosure; and (b) recover the amount of all such damage (including legal fees and expenses) to the Owner in connection with such use or disclosure. In the event that any court of competent jurisdiction determines that any provision of this agreement is too broad to enforce as written, such court is authorized and directed to construe, modify or reform such provision to the extent reasonable necessary to make such provision enforceable. Nothing in this agreement shall be construed to prohibit any party from pursuing any other available remedies for breach or threatened breach of this agreement, including the recovery of damages. No failure or delay by any party in exercising any right, power or privilege under this Confidentiality Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude the exercise of any other right, power or privilege hereunder.

        5.    Exclusions.    Recipient shall not have any obligations under this agreement with respect to any information that is: (a) already known to Recipient or its affiliates at the time of the disclosure; (b) publicly known at the time of the disclosure or becomes publicly known through no wrongful act or failure of Recipient; ( c) subsequently disclosed to Recipient or its affiliates on a non-confidential basis by a third party not having a confidential relationship with Owner which rightfully acquired such information; (d) communicated to a third party by Recipient with the express written consent of Owner; (e) independently developed by the Recipient or its affiliates; or (f) legally compelled to be disclosed pursuant to a subpoena, summons, order or other judicial or governmental process,provided Recipient provides prompt notice of any such subpoena, order, etc. to Owner so that Owner will have the opportunity to obtain a protective order.

        6.    Termination.    This Agreement shall have a term of one year unless extended by mutual agreement or terminated pursuant to the succeeding sentence. Either party may terminate this agreement by giving the other party ten (10) business days written notice. The rights and obligations of the parties hereunder with respect to any Proprietary Information disclosed or obtained prior to termination shall survive any termination of this Confidentiality Agreement or any return of Proprietary Information under Section 4 for a period of three (3) years.

        7.    General.    The Owner is not making any representation or warranty, expressed or implied, as to the accuracy or completeness of any Proprietary Information nor shall the Owner have any liability to the Recipient or to any other person resulting from the Recipient's use of the Proprietary Information. Neither party shall be bound with regard to any transaction being discussed by the parties unless and until a definite written agreement is executed by both parties. The provisions of this agreement shall be binding upon each party's successors and assigns and shall be governed by and construed in accordance with the laws of England, excluding its conflict of laws provisions.

Exhibit D:
JAS Traffic Cop Lite

Introduction to Traffic Cop Lite:

Would you like to run your printers more efficiently??

Would you like to prevent large print applications being submitted to desk top printers??

JAS Traffic Cop can help!

        JAS Traffic Cop Lite from Network Printing Solutions is a revolutionary integrated print management system, giving the network administrator the ability to manage print traffic to individual network printers allowing the ability to maximize printer efficiency.

        JAS Traffic Cop Lite gives the network administrator the option to configure a specific printer allowing it to have specific rules or conditions associated to it. The user will be informed by a pop up screen if they have sent a job to print that exceeds or is outside of the specific rule. The popup also contains a message indicating an alternative printer, which the user can resend the application to, upon receipt and acceptance of this message the original application submitted shall be deleted.

User Notification

        In the Event of an end user submitting a print application to a specific printer where the application exceeds the maximum number of pages allowed to be printed to that device, JASTraffic Cop will notify the end user via a pop up message service that they can not print that size of application on that specific device.

        The message the end user receives Includes:

  •
  File name submitted,

  •
  End user details,

  •
  Number of pages sent to print

  •
  Printer name

  •
  Alternative print devices including detailed information such as costs

  •
  Over Ride Option Password entry ( individual over ride option ids controlled by the administrator)

        JAS Traffic Cop Lite the benefits

  •
  Automated control of network printing

  •
  Ability to monitor and track printer activity

  •
  Effective and efficient cost control (cost saving on consumables)

  •
  Management of centralized and decentralized print distribution

  •
  Maximizes usage of high volume print devices

  •
  No host loading, installed as a standard Windows NT print device

  •
  Compatible to a wide range of network printers and PDLs

  •
  Easily installed, supported and managed

Introduction:

        There is a current demand for JAS Traffic Cop Lite which would give the print administrator the ability to set certain restriction rules for each shared Network attached printer defined on the Windows NT print server. The unique part about JAS Traffic Cop Lite is that it is a dedicated product specifically concentrating on managing print devices more efficiently. JAS Traffic Cop Lite does not include any form of auditing or logging of print activity generated by the user.

        JAS Traffic Cop includes additional administrator rules, which can be implemented such as media size, page color, department budget.

JAS Traffic Cop Server Based:

        JAS Traffic Cop Lite operating system resides on a NT or Windows 2000 professional server, while utilizing a special NPS port monitor, the JAS Traffic Cop utility is consistently monitoring the spool area for any incoming jobs placed there by the user. JAS Traffic Cop Lite monitors print applications and if the job falls within a certain rule, the job is submitted to the actual print device. If it falls outside a specific rule quota, then the job is deleted and a notification message is sent to the user of the rejected job.

Page Allocation:

        JAS Traffic Cop Lite gives the administrator the option to set the maximum number of pages in a print job which can be accepted and printed by a specific printer. The maximum number of pages can be set using the JAS Traffic Cop configuration dialog, this dialog also includes the location and description of the print device.

Minimum Requirements;

        At the Server:

        JAS Traffic Cop Lite can be installed on:

  •
  Windows NT 3.51 and above

  •
  Windows 2000 Professional

  •
  Windows 2000 Server and Advanced Server

        At the Client (Pop Up Notification)

        JAS Traffic Cop pop up screen will support the following Clients;

  •
  Windows NT 3.51 and above

  •
  Windows NT work Station

  •
  Windows 2000 Professional

  •
  Windows 2000 Server and Advanced Server

  •
  Windows 98

        Design Considerations

  •
  Multiple print-servers are supported (one license per machine)

  •
  Multiple clients are supported (one NPS Client per machine)

  •
  Any client may have more than one call in progress with the NPSRules component at a time and each such call will be in a distinct thread of the DLL's main process

        Exclusions and Constraints

  •
  The system is not intended to work through firewalls or other such network obstructions

  •
  The system is not guaranteed to work across domain boundaries

  •
  Windows 9x machines will have to launch the NPSClient component at start-up

  •

JAS Traffic Cop Lite Print Processor

        Upon receipt of a print job, it will extract various information that the NPSRules component and will use in deciding whether or not to approve the job. This information is to be as follows:-

Attribute	Notes
Page Count	Total pages to print
Sheet Count	Total sheets to be output (depends on page-count & duplex mode)
Username	Qualified username for job originator (eg. "pc1 user2")
Client Name	Machine name for job originator (eg. "pc1")
Printer Name	Windows share name for printer (eg. "prn123")
Server Name	Machine name of print-server (eg. "prnsrv1")
Document Name	Title of the document being printed (eg. "Report.doc")
Paper Size	Paper Size (A4, A3, etc.)
Media Type	Media Type (glossy, standard, etc.)
Mono/Color	FALSE = Mono, TRUE = Color
Duplex	FALSE = Single, TRUE = Double

        "Jobs are logged"

  •
  A simple log is to be maintained that summarizes each print-job (whether or not it is printed)

  •
  Log entries have no relationship with other entities in the database to simplify deletions and updates at a later date

  •
  The log will contain:—

  •
  User details (machine and account)

  •
  Printer details (server and printer)

  •
  Attributes (as received from DLL)

  •
  Outcome (approved or declined, with or without user-intervention)

  •
  Cost (based on page-count and paper-size/media type/printer combination)

A.1    Administrator requirements

        This manual assumes familiarity on the part of the reader with networking, general use of Windows and Windows NT, and a basic level of Windows NT network administration.

        Note: This manual is not intended for the end users of JAS Print Solutions, the software is essentially transparent to the end user, and as such, no comprehensive end user manual is provided or needed.

Exhibit E:
NPS Submit

        NPS Submit provides all end user/PC's on a common network the ability to print applications at one central point known more commonly known as a print room or print center. By utilizing a company's computer network this allows the administrator to very easily set up an efficient print center, which will cater for all users print requirements. By installing NPS Submit through out the entire organization can make this print center and company print strategy run more efficiently with significant cost savings.

        NPS Submit is the ideal solution for the medium to large sized company, which uses its own internal copy shop or print center. NPS Submit gives all of the company's users access to all of the print centers printers and copiers, but only needs to have one print driver installed on their local PC.

        NPS Submit enables the Print Center manager to closely monitor all print activity allowing the manger to efficiently handle work load balancing and print processing.

        NPS Submit delivers easy access to Centralized printing

  •
  NPS Submit is the first step to making your company print more efficiently

  •
  NPS Submit generates a good document and workflow strategy

  •
  NPS Submit maximizes the use of a print center and its equipment

  •
  NPS Submit assists in purchasing the right print equipment

  •
  NPS Submit the new client based PDF generator software

  •
  The end user can generate a ticket with every job printed

  •
  The document is automatically converted in to PDF and sent to print at the print centre

  •
  The print center operator can access the document and ticket options.

  •
  The document is then submitted to print by the operator and is printed on a device that matches the users ticket criteria.

  •
  By using the NPS Submit Operators can maximize their time, making the print room and print devices operate more efficiently.

Benefits of NPS Submit

  •
  NPS Submit allows a print center to run more efficiently

  •
  Using a combination of NPS Submit and JAS print significantly reduces company printing costs

  •
  Printing costs can be recovered by user, department, cost center, client

  •
  NPS Submit can convert a cost center into a profitable print center

  •
  Operators work more efficiently and can plan print runs

  •
  Senior management can:

  •
  Track all print jobs

  •
  Track all media and finishing options used

  •
  Track print jobs by user department client etc

    •
    Track all print jobs by device (color or black and white)

  •
  NPS Submit can run with NPS's flag ship product JAS Print Solutions which allows the administrator to audit and bill back all documents submitted to print at the print center.

Generating the NPS Submit Job Ticket:

  •
  The NPS Submit Client software resides on a PC running a Microsoft windows operating system. The Client software consists of a management program and a digital ticket generation facility, the job ticket is automatically generated when the user sends a document to print. When a user submits a document to print using the standard file and print options a print ticket is automatically generated. All print jobs created arrive in the print room with a job ticket and are in a PDF format

QuickLinks

SOFTWARE CUSTOMIZATION AND DEVELOPMENT AGREEMENT
RECITALS
Exhibit A
EXHIBIT B
EXHIBIT C Confidential Information Agreement
Exhibit D: JAS Traffic Cop Lite
Exhibit E: NPS Submit